Exhibit 99.1


                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Medicus Systems Corporation or any subsequent acquisitions or dispositions of equity securities of Medicus Systems Corporation by any of the undersigned.

Date:  11/13/97

                                            HOLLYBANK INVESTMENTS, LP



                                            By: /s/Dorsey R. Gardner
                                                --------------------------------
                                                  Dorsey R. Gardner
                                                  General Partner



                                            /s/Dorsey R. Gardner
                                            ------------------------------------
                                            Dorsey R. Gardner